Exhibit 1.1

PERPETUAL TRUSTEE COMPANY LIMITED

SMART ABS SERIES 20[●]-[●]US TRUST

US$[●] Class A-1 Asset Backed Fixed Rate Notes;

US$[●] Class A-2a Asset Backed Fixed Rate Notes;

US$[●] Class A-2b Asset Backed Floating Rate Notes;

US$[●] Class A-3a Asset Backed Fixed Rate Notes; and

US$[●] Class A-3b Asset Backed Floating Rate Notes.

FORM OF US$ UNDERWRITING AGREEMENT

[●], 20[●]

[●], as Underwriter and as Representative of the Several Underwriters listed in Schedule I

Ladies and Gentlemen:

Perpetual Trustee Company Limited (ABN 42 000 001 007), a company incorporated in Australia (the “Issuer Trustee”), in its capacity as trustee of the SMART ABS Series 20[●]-[●]US Trust (as defined below) proposes to sell to [●] (“[●]”) as Representative (in such capacity, the “Representative”) for [●] (“[●]”), [●] (“[●]”) and [●] (“[●]”, and together with [●], [●], and [●], the “Underwriters” and each such entity an “Underwriter”), US$[●] aggregate principal amount of Class A-1 Asset Backed Fixed Rate Notes (the “Class A-1 Notes”); US$[●] aggregate principal amount of Class A-2a Asset Backed Fixed Rate Notes (the “Class A-2a Notes”); US$[●] aggregate principal amount of Class A-2b Asset Backed Floating Rate Notes (the “Class A-2b Notes”); US$[●] aggregate principal amount of Class A-3a Asset Backed Fixed Rate Notes (the “Class A-3a Notes”); and US$[●] aggregate principal amount of Class A-3b Asset Backed Floating Rate Notes (the “Class A-3b Notes”, and together with the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class A-3a Notes, the “US$ Notes”), to be issued by the Issuer Trustee as trustee of the SMART ABS Series 20[●]-[●]US Trust (the “Trust”). The Issuer Trustee will also at the same time issue its A$[●] Class A-4 Asset Backed Floating Rate Notes; A$[●] Class B Asset Backed Floating Rate Notes; and A$[●] Seller Asset Backed Floating Rate Notes (collectively, the “Other Notes” and together with the US$ Notes, the “Notes”). Each Note will be secured by the assets of the Trust held by the Issuer Trustee in accordance with the Master Security Trust Deed, dated February 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Master Security Trust Deed”), among the Issuer Trustee, Macquarie Securities Management Pty Limited (the “Manager”) (ABN 26 003 435 443) and P.T. Limited (ABN 61 004 454 666) (the “Security Trustee”) and the General Security Deed, dated [●], 20[●] (as the same may be amended, supplemented or otherwise modified from time to time, the “General Security Deed”), among the Issuer Trustee, the Manager, the Security Trustee and The Bank of New York Mellon, as trustee for the persons that are registered holders of the US$ Notes from time to time (the “US$ Note Trustee”). The assets of the Trust means all assets held by the Issuer Trustee from time to time as trustee of the Trust including, among other things, a pool of hire purchase receivables, lease contract receivables, loan contract receivables, and related rights under bills of sale and chattel mortgages relating to vehicles (the “SMART Receivables”). The Trust will be created pursuant to the Master Trust Deed, dated March 11, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the “Master Trust Deed”), between the Manager and the Issuer Trustee (as successor to Permanent Custodians Limited) and the Trust Creation Deed, dated [●], 20[●] (as the same may be amended, supplemented or otherwise modified from time to time, the “Trust Creation Deed”), executed by the Issuer Trustee. The US$ Notes will be issued pursuant to the US$ Note Trust Deed, to be dated on or about [●], 20[●] (as the same may be amended, supplemented or otherwise modified from time to time, the “US$ Note Trust Deed”), among the Issuer Trustee, Macquarie Leasing Pty Limited (ABN 38 002 674 982) (“MLPL”), the Manager and the US$ Note Trustee and the Series Supplement, dated [●], 20[●] (as the same may be amended, supplemented or otherwise modified from time to time, the “Series Supplement”), among the Manager, the Issuer Trustee, MLPL and Macquarie Bank Limited (ABN 46 008 583 542) (“Macquarie Bank”). The Manager and MLPL are each a “Macquarie Party” and collectively are referred to herein as the “Macquarie Parties”.

MLPL has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form SF-3 (having the registration number 333-207127), including a form of prospectus, as amended by pre-effective amendment no. 1 relating to the US$ Notes. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this US$ Underwriting Agreement (the “Agreement”), the most recent such amendment shall have been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement (as defined below) as the “Registration Statement.” MLPL proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a prospectus to supplement the prospectus included in the Registration Statement (such prospectus, together with any amendment thereof or supplement thereto, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Prospectus”) relating to the US$ Notes and the method of distribution thereof.

At or prior to the time when sales (including any Contracts of Sale (as defined below)) of the US$ Notes were first made to investors by the Underwriters, which shall be deemed to be [●]:[●] [am] [pm] New York time on [●], 20[●] (the “Time of Sale”), MLPL had prepared the following information (together, as a whole, the “Time of Sale Information”): (i) the preliminary prospectus dated [●], 20[●] (the “Preliminary Prospectus”) and (ii) each Free Writing Prospectus (as hereinafter defined) used at or prior to the time of sale. “Free Writing Prospectus” means any “free writing prospectus”, as defined in Rule 405 under the Act relating to the US$ Notes that (i) is required to be filed with the Commission by MLPL, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in MLPL’s records pursuant to Rule 433(g). For the avoidance of doubt, each of the Ratings Free Writing Prospectus and the Pricing Free Writing Prospectus shall constitute a Free Writing Prospectus. “Ratings Free Writing Prospectus” means the free writing prospectus dated [●], 20[●]. “Pricing Free Writing Prospectus” means the free writing prospectus dated [●], 20[●]. The parties hereto acknowledge that no Free Writing Prospectus has been filed with the Commission other than the Ratings Free Writing Prospectus and the Pricing Free Writing Prospectus.

If the Manager, MLPL or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by MLPL or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either MLPL or such Underwriter may prepare corrective information, with notice to the other parties; provided that any corrective information prepared by such Underwriter must be approved in writing by MLPL and the Representative, which approval, in each case, shall not be unreasonably withheld or delayed. Such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i) adequate disclosure of the contractual arrangement;

(ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs or losses incurred in connection with any such termination or reformation shall be paid by MLPL.

Notwithstanding anything to the contrary herein, in the event the Manager or MLPL becomes aware that, as of the Time of Sale, any Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Manager or MLPL, as the case may be, shall promptly notify the Underwriters of such untrue statement or omission no later than one Business Day after discovery and MLPL shall, if requested by the Underwriters, prepare and deliver to the Underwriters an amended Preliminary Prospectus approved by the Underwriters that corrects material misstatements or omissions in a prior preliminary prospectus (a “Corrected Prospectus”).

When used in this Agreement, “Transaction Documents” shall mean the Master Trust Deed, the Deed of Assumption (as defined in the Series Supplement), the Master Security Trust Deed, the Master Sale and Servicing Deed (as defined in the Series Supplement), the US$ Note Trust Deed, the Series Supplement, the General Security Deed, the Agency Agreement (as defined in the Series Supplement), the Trust Creation Deed, the Currency Swap Agreement (as defined in the Series Supplement), each Currency Swap (as defined in the Series Supplement), the Fixed Rate Swap Agreement (as defined in the Series Supplement), the US$ Note Conditions (as defined in the Series Supplement), each Transfer Proposal and Letter of Offer (as defined in the Master Sale and Servicing Deed) and each Note. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus (as defined herein).

In this Agreement unless otherwise stated, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

Each of the Macquarie Parties, the Issuer Trustee and the Underwriters agrees as follows:

1.	Purchase and Sale.

(a)	The Issuer Trustee, at the direction of the Manager, agrees to sell the US$ Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee the respective principal amount of the US$ Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price set forth below (expressed as a percentage of the initial principal amount of the respective class of US$ Notes):

US$ Notes	Price
Class A-1 Notes	[●]%
Class A-2a Notes	[●]%
Class A-2b Notes	[●]%
Class A-3a Notes	[●]%
Class A-3b Notes	[●]%

The selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial principal amount of the respective class of US$ Notes, shall be as set forth in Schedule VIII.

(b)	In connection with such purchase, MLPL will pay in immediately available funds on the Closing Date to each Underwriter a commission and discount equal to the respective principal amount of the US$ Notes set forth opposite such Underwriter’s name in Schedule I hereto at a rate set forth below (expressed as a percentage of the initial principal amount of the respective class of US$ Notes), which underwriting commission and discount shall be paid to the Representative on behalf of each of the Underwriters in an aggregate amount equal to US$[●]:

US$ Notes	Underwriting Commissions and Discounts
Class A-1 Notes	[	●]%
Class A-2a Notes	[	●]%
Class A-2b Notes	[	●]%
Class A-3a Notes	[	●]%
Class A-3b Notes	[	●]%

2.	Offering.

The Manager, MLPL and the Issuer Trustee understand that the Underwriters intend to make a public offering in the United States (and to make non-public offerings in other jurisdictions) of their respective portions of the Class A Notes, upon the terms specified in the Prospectus and in this Agreement, as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Representative is advisable. If the Prospectus specifies an initial public offering price or a method by which the price at which such US$ Notes are to be sold is determined, then after the US$ Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority, Inc. and other terms of sale hereunder and under such selling arrangements.

3.	Delivery and Payment.

Subject to Section 7, payment for the US$ Notes shall be made no later than 12:00 noon, New York City time on [●], 20[●], by wire transfer in immediately available funds to the account specified by the Issuer Trustee to the Representative, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the “Closing Date.” As used herein, the term “Business Day” means any day other than a Saturday, Sunday or a day on which banks are permitted or required to be closed in New York City, Sydney, Melbourne or London.

Payment for the US$ Notes shall be made against delivery to the US$ Note Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, for the respective accounts of the several Underwriters of one or more fully registered, global book-entry notes in the form requested by the Underwriters in accordance with the terms of the US$ Note Trust Deed (the “Book-Entry Notes”) representing each of (i) US$[●] in aggregate Invested Amount of the Class A-1 Notes, (ii) US$[●] in aggregate Invested Amount of the Class A-2a Notes, (iii) US$[●] in aggregate Invested Amount of the Class A-2b Notes, (iv) US$[●] in aggregate Invested Amount of the Class A-3a Notes and (v) US$[●] in aggregate Invested Amount of the Class A-3b Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the US$ Notes duly paid by the Manager. The Book-Entry Notes will be made available for inspection by the Underwriters at the office of Mayer Brown LLP, at 71 South Wacker Drive, Chicago, IL 60606 not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date. Interests in any Book-Entry Notes will initially be held only in book entry form through DTC.

4.	Representations, Warranties and Covenants by Underwriters.

(a)	No offering document or other form of disclosure in relation to the US$ Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Securities Exchange or any other exchange or authority. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees as to itself alone that it has not offered and will not offer, for issue of the US$ Notes, and has not invited and will not invite applications for the issue of the US$ Notes or offer the US$ Notes for sale or invite offers to purchase the US$ Notes to a person, unless (i) the minimum amount payable to the relevant Underwriter by each person for the US$ Notes (after disregarding any amount paid or payable or lent by the Underwriter or any associate (as determined under sections 10 to 17 of the Corporations Act 2001 (Cth))) of the Underwriter, on acceptance of that offer by that person is at least A$500,000 (calculated in accordance with both section 708(9) of the Corporations Act 2001 (Cth) and regulation 7.1.18 of the Australian Corporations Regulations) (or its equivalent in another currency), or (ii) the offer, invitation or sale does not require disclosure to investors under Part 6D.2 of the Corporations Act 2001 (Cth), complies with the Corporations Act 2001 (Cth) and is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act 2001 (Cth).

(b)

Each Underwriter agrees, severally and not jointly, that it will not sell US$ Notes it acquires under this Agreement to any person, or invite or induce offers from any person, for US$ Notes if the employees or other personnel of the Underwriter involved with making the offer or effecting the sale, knew, or had reasonable grounds to suspect (interpreted so as to have the same meaning as in sections 128F(3) and 128F(5) of the Income Tax Assessment Act 1936 (the “Tax Act”) and any ruling or determination issued by the Commissioner of Taxation in respect thereof), that such US$ Notes would be acquired directly or indirectly by any person specified in Schedule II or Schedule III or any person specified in writing to the Underwriter by the Issuer Trustee or Macquarie Bank or a Macquarie Party as being an associate (as defined in section 128F(9) of the Tax Act and as further described in section 128F(5) of the Tax Act) of the Issuer Trustee or Macquarie Bank or a Macquarie Party prior to the date falling 30 days after the date of this Agreement (unless in the case of a person so specified in writing, an offer, invitation or sale has been made to that person prior to that person being so specified).

(c)	Each Underwriter agrees, severally and not jointly, with the Issuer Trustee that, within 30 days of the date of this Agreement, it will offer all of the US$ Notes acquired by it pursuant to this Agreement for sale, or invite or induce offers to buy the US$ Notes by making bona fide offers of those US$ Notes to at least 10 persons each of which is carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial market and none of whom are known, or suspected (interpreted so as to have the same meaning as in sections 128F(3) and 128F(5) of the Tax Act and any ruling or determination issued by the Commissioner of Taxation in respect thereof) by the employees or other personnel of the Underwriter involved with making the offer or effecting the sale, to be an associate (as defined in section 128F(9) of the Tax Act) of any of the other offerees.

(d)	Each Underwriter agrees that it will: (i) provide written advice to the Issuer Trustee and the Macquarie Parties within 40 days of the issue of US$ Notes specifying that it has complied with Section 4(c) if requested by the Issuer Trustee or Macquarie Party; and (ii) cooperate with reasonable requests from the Issuer Trustee or Manager for information for the purposes of assisting to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied in respect of the US$ Notes; provided that no Underwriter shall be obliged to disclose the identity of the purchaser of any Note or any information the disclosure of which such identity might/would be capable of being ascertained or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive or information which has been provided to the Underwriter on a confidential basis or is otherwise confidential to the purchaser of any Note or potential purchaser of any Note.

(e)	Each Underwriter severally, and not jointly, agrees that the distribution of the Time of Sale Information and the offering and sale of the US$ Notes in certain foreign jurisdictions may be restricted by law. The US$ Notes may not be offered or sold, directly or indirectly, and neither the Time of Sale Information nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under, and in accordance with, all applicable laws and regulations. Each Underwriter agrees severally, and not jointly, to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers US$ Notes or possesses or distributes the Time of Sale Information or any other offering material.

(f)	Each Underwriter severally, and not jointly, agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the US$ Notes except for any such arrangements with the other Underwriters or affiliates of the other Underwriters or with the prior written consent of the Manager and MLPL, and in all cases, provided that such Underwriter complies with the terms and conditions of this Agreement.

(g)	Each Underwriter severally, and not jointly, acknowledges and agrees (i) that it did not enter into any Contract of Sale for any US$ Notes prior to the Time of Sale and (ii) that it shall convey the Time of Sale Information and any amendments or supplements thereto prepared by MLPL and provided to the Underwriters prior to the Time of Sale to each person who purchases a US$ Note (or an interest therein) from such Underwriter prior to the Time of Sale.

(h)	Each Underwriter severally, and not jointly, acknowledges and agrees that it shall convey the Prospectus and any amendments or supplements thereto prepared by MLPL relating to such US$ Notes to each person who purchases a US$ Note (or an interest therein) from such Underwriter at or prior to delivery of the written confirmation of the sale of such US$ Notes to such person.

(i)

Each Underwriter severally, and not jointly, represents and warrants to MLPL, the Manager and the other Underwriters, and acknowledges and agrees that (i) on and prior to the date of this Agreement it has not delivered any written Rating Agency Information to any nationally recognized statistical rating organization (each, an “NRSRO”), other than the Rating Agency Information set forth in Schedule VII; (ii) as of the date of this Agreement, and until the Closing Date (and, only with respect to information set forth in clause (b) of the definition of Rating Agency Information below, after the Closing Date), it has not delivered and will not deliver any written Rating Agency Information to any NRSRO other than with the written consent of a Macquarie Party; and (iii) it has not communicated and will not communicate any Rating Agency Information orally to any NRSRO except in circumstances where an authorized representative of any Macquarie Party participated in such oral communications; provided, however, that if an Underwriter receives an oral communication from any NRSRO, such Underwriter is authorized to inform such NRSRO that it will respond to the oral communication with a designated representative from MLPL or will refer such NRSRO to MLPL who will respond to the oral communication. For the purposes of this Agreement, “Rating Agency Information” means any information provided to any NRSRO for the purpose of (a) determining the initial credit rating for the US$ Notes, including information about the characteristics of the SMART Receivables, the legal structure of the US$ Notes and the transactions contemplated by this Agreement and the Transaction Documents, or (b) undertaking credit rating surveillance on the US$ Notes and the transactions contemplated by this Agreement and the Transaction Documents, including information about the characteristics and performance of the SMART Receivables, the US$ Notes and the transactions contemplated by this Agreement and the Transaction Documents (as contemplated by paragraph (a)(3)(iii)(c) of

Rule 17g-5). Notwithstanding any other provision of this Agreement, in no event shall the aggregate liability of any Underwriter arising out of any breach or breaches by such Underwriter of its representation and warranty or covenants set forth in this clause (i) exceed the aggregate amount of total discounts, commissions and fees received by such Underwriter pursuant to this Agreement.

(j)	Each Underwriter severally, and not jointly, acknowledges and agrees that, except as otherwise provided herein, no written information relating to the US$ Notes or the offering thereof has been delivered by it to potential investors in connection with the offering of the US$ Notes prior to the date hereof other than the Time of Sale Information (and any amendments and supplements thereto prepared by the Macquarie Parties), the Prospectus (and any amendments or supplements thereto prepared by the Macquarie Parties) or the Other Materials or such other materials agreed to in writing by the Macquarie Parties.

(k)	Each Underwriter severally, and not jointly, represents and warrants that it has not engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) or obtained any “third-party due diligence report” (as defined in Rule 15Ga-2(d) under the Exchange Act) with respect to the transaction contemplated by this Agreement.

5.	Representations and Warranties of the Macquarie Parties and the Issuer Trustee.

I.	The Issuer Trustee represents and warrants to each Underwriter and the Macquarie Parties as of the date of this Agreement, as of the Time of Sale (as defined above) and as of the Closing Date, and agrees with each Underwriter and the Macquarie Parties, that:

(a)	since the respective dates as of which information is provided in any of the Time of Sale Information, the Other Materials (as defined below) and the Prospectus (as defined below), there has been no material adverse change or any development involving a likely material adverse change in or affecting the business, management, results of operations, or condition (financial or otherwise) of the Issuer Trustee except as disclosed in the Time of Sale Information and the Prospectus, which is material in the context of the Issuer Trustee performing its obligations and duties under the US$ Notes and each Transaction Document to which it is or is to be a party;

(b)	it has been duly incorporated and is validly existing as a corporation under the Corporations Act 2001 (Cth), with the power and authority (corporate and other) to conduct its business as described in the Time of Sale Information and the Prospectus and to issue the US$ Notes and to act as required by this Agreement and each Transaction Document to which it is or is to be a party and, by law, to comply with the requirements of any legislation and subordinate legislation applicable to it and no other thing is required to be done by the Issuer Trustee (including without limitation the making of any filing or registration) in order to issue the US$ Notes or to execute and act as required by this Agreement and each Transaction Document to which it is or is to be a party;

(c)	it has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the transactions contemplated herein or in the Transaction Documents;

(d)	this Agreement has been duly authorized and executed by the Issuer Trustee;

(e)	the US$ Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid, binding and enforceable obligations of the Issuer Trustee, entitled to the benefits provided by the US$ Note Trust Deed, the Series Supplement, the Master Trust Deed, the Master Security Trust Deed and the other Transaction Documents, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws or general principles affecting the enforcement of creditors rights generally and to general equitable principles. The execution, delivery and performance by the Issuer Trustee of each of the Transaction Documents to which it either is, or is to be, a party and this Agreement has been duly authorized by the Issuer Trustee, and, when executed and delivered by it and, each of the other parties thereto, each of the Transaction Documents and this Agreement will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws or general principles affecting the enforcement of creditors rights generally and to general equitable principles;

(f)

it is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under, (i) its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Transaction Documents; the issue and sale of the US$ Notes and the performance by it of all of the provisions of its obligations under the US$ Notes, the Transaction Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets of the Trust is subject; (II) result in any violation of the provisions of (x) its constitution or (y) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) other than the Prior Interest (as defined in the Master Security Trust Deed), result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Transaction Documents which, in the case of clauses (I), (II)(y) and (III) above could reasonably be expected to have a material adverse effect on the transactions contemplated herein or in the Transaction Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required by the Issuer Trustee for the issue and sale of the US$ Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase and resale of the US$ Notes by the Underwriters;

(g)	other than as set forth in or contemplated by the Time of Sale Information and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Issuer Trustee or the Trust or to which it is or may be a party or to which it or any property of the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Transaction Documents to which the Issuer Trustee is a party, (ii) seeking to prevent the issuance of the US$ Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents by the Issuer Trustee, (iii) that may adversely affect the United States federal or Australian federal or state income, excise, franchise or similar tax attributes of the US$ Notes, (iv) that could materially and adversely affect the Issuer Trustee’s performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents against the Issuer Trustee or (v) which could reasonably be expected to individually or in the aggregate have a material adverse effect on the interests of the holders of any of the US$ Notes;

(h)	the representations and warranties of the Issuer Trustee in respect of the Trust contained in the Transaction Documents are true and correct in all material respects as of the time as of which they were given therein;

(i)	to the Issuer Trustee’s knowledge, no event has occurred which would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under any Transaction Document;

(j)	it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken and subsist or legal proceedings been started and subsist or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

(k)

other than with respect to an Australian resident noteholder or a non-resident holding the US$ Notes at or through a permanent establishment in Australia who does not provide the Issuer Trustee with a tax file number or an Australian

Business Number (where applicable) or proof of an appropriate exemption to quote such numbers, subject only to compliance with Section 128F of the Tax Act in relation to payments under the US$ Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia, in connection with the authorization, execution or delivery of any of the Transaction Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the US$ Notes or the performance by the Issuer Trustee of any of its obligations under the Transaction Documents to which it is or is to be a party or the US$ Notes, other than any stamp duty payable with respect to the execution of the Transaction Documents;

(l)	the US$ Notes and the obligations of the Issuer Trustee under the US$ Note Trust Deed and the Series Supplement will be secured (pursuant to the Master Security Trust Deed and the General Security Deed) by a first ranking security interest over the assets of the Trust subject only to the Prior Interest (as defined in the Master Security Trust Deed), the General Security Deed being duly registered and any stamp duty payable thereon being duly paid;

(m)	no event has occurred or circumstances arisen which, had the US$ Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or the fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Transaction Document or to the best of its knowledge constitute an Event of Default (as defined in the Master Security Trust Deed as modified by the General Security Deed);

(n)	it enters into this Agreement in its capacity as trustee of the Trust, the Trust is in existence and validly constituted and it has been validly appointed trustee, of and is the sole trustee of, the Trust; and

(o)	other than the US$ Notes there are no securities of the Issuer Trustee secured by any assets of the Trust registered under the Securities Exchange Act (the “Exchange Act”), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

II.	Each of MLPL and the Manager (provided that the representations and warranties set forth in Section 5(II)(a), 5(II)(l), and 5(II)(x) through (dd) are made by MLPL only) represents and warrants (in respect of itself only) to each Underwriter and the Issuer Trustee, that as of the date of this Agreement, as of the Time of Sale and as of the Closing Date:

(a)	the Registration Statement has been filed with the Commission and has become effective and is still effective as of the date hereof. The conditions to the use of a registration statement on Form SF-3 under the Act, as set forth in the General Instructions to Form SF-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

(b)	(A) as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2), and any amendment thereto under the Act, the Registration Statement complied, and on the date of this Agreement the Registration Statement will comply, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”) and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will comply in all material respects with the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit to state, nor will it omit to state, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements in or omissions from the Registration Statement or Prospectus, as applicable, based upon the Excluded Information;

(c)	the Time of Sale Information, as of its date and at the Time of Sale, (i) did, and on the Closing Date will, comply in all material respects with the requirements of the Act and the Rules and Regulations and (ii) did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements in or omissions from the Time of Sale Information based upon the Excluded Information.

(d)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager or MLPL, threatened by the Commission; and no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission;

(e)	since the respective dates as of which information is given in the Time of Sale Information, the Other Materials and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations, taken as a whole, of any of the Macquarie Parties, otherwise than as set forth or contemplated in the Time of Sale Information, which is material in the context of it performing its obligations and duties under each Transaction Document to which it is or is to be a party;

(f)	it is a corporation duly incorporated and validly existing under the Corporations Act 2001 (Cth), it has the power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party and to carry out the transactions contemplated by such Transaction Documents; it has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Transaction Documents;

(g)	this Agreement has been duly authorized, executed and delivered by it;

(h)	each of the Transaction Documents to which it is or is to be a party has been duly authorized by it, and, when executed and delivered by it and each of the other parties thereto, each of the Transaction Documents to which it is or is to be a party will constitute a legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws or general principles affecting the enforcement of creditors rights generally and to general equitable principles; and the Time of Sale Information and the Prospectus are fair summaries in all material respects of the US$ Notes and the Transaction Documents except to the extent the Transaction Documents relate solely to the Other Notes.

(i)

it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, any Transaction Document to which it is or is to be a party, its constitution or any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Transaction Documents, the Underwriters, the Issuer Trustee, the issue and sale of the US$ Notes hereunder or the performance by it of all of the provisions of its obligations under the Transaction Documents and this Agreement and the consummation of the transactions herein and those contemplated in the Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, nor will any such action result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties except for such conflict, breach, default or violation which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Transaction Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the US$ Notes hereunder or the consummation of the transactions contemplated by this Agreement or the Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the “Trust Indenture Act”) and as may be required under state securities or “blue sky” laws of the United States in connection with the purchase and resale of the US$ Notes by the Underwriters;

(j)	other than as set forth or contemplated in the Time of Sale Information and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of its knowledge, threatened against or affecting it or its properties or to which it is or may be a party or to which it or any of its property is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Transaction Documents to which it is or is to be a party, (ii) seeking to prevent the issuance of the US$ Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents to which it is or is to be a party, (iii) that may adversely affect the United States federal or Australian income, excise, franchise or similar tax attributes of the US$ Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the US$ Notes or the marketability of the US$ Notes, and there are no contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not described as required or are not filed as required;

(k)	the representations and warranties made by it in the Transaction Documents are true and correct in all material respects as of the time as of which they were given therein (provided that no representation and warranty is given in this subsection (k) with respect to the matters covered by subsection (l) below);

(l)	the representations and warranties given by MLPL to the Warehouse Trusts (as defined in the Prospectus) with respect to the SMART Receivables as of the cut-off date relating to each transfer of those SMART Receivables from MLPL to the relevant Warehouse Trust were true and correct in all material respects when made;

(m)

it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Transaction Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Transaction Documents;

(n)	to the best of its knowledge, no event has occurred which would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under any Transaction Document;

(o)	it has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken and subsist or legal proceedings been started and subsist or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

(p)	other than with respect to an Australian resident noteholder or a non-resident holding the US$ Notes at or through a permanent establishment in Australia who does not provide the Issuer Trustee with a tax file number or an Australian Business Number (where applicable) or proof of an appropriate exemption to quote such numbers, subject only to compliance with Section 128F of the Tax Act in relation to payments under the US$ Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the Transaction Documents to which it is to be a party or with the authorization, execution, issue, sale or delivery of the US$ Notes and the performance of its obligations under the Transaction Documents to which it is, or is to be, a party and the US$ Notes except for any of the Transaction Documents on which stamp duty is payable;

(q)	to the best of its knowledge, no event has occurred or circumstances arisen which, had the US$ Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default (as defined in the Master Security Trust Deed as modified by the General Security Deed);

(r)	it has not entered and will not enter into any contractual arrangement with respect to the distribution of the US$ Notes except for this Agreement;

(s)	the Trust (a) is, and solely after giving effect to the offering and sale of the US$ Notes and the application of the proceeds thereof in accordance with the

Transaction will be, excluded from being an “investment company” as such term is defined in the Investment Company Act of 1940 as amended (the “Investment Company Act”) by Section 3(c)(5)(A) or Section 3(c)(6) thereunder or (b) is not, and solely after giving effect to the offering and sale of the US$ Notes and the application of the proceeds thereof in accordance with the Transaction Documents will not be, an “investment company” as such term is defined in Section 3(a)(1) of the Investment Company Act; the Trust is not a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act);

(t)	there have been no amendments to the Transaction Documents or to the Master Trust Deed in so far as the same relates to the Trust which have not been disclosed in writing to the Underwriters;

(u)	under the laws of the State of New South Wales the claims of the Underwriters against it under this Agreement will rank at least pari passu with the claims of all other unsecured and unsubordinated creditors except claims mandatorily preferred by law;

(v)	in any proceedings taken in the Commonwealth of Australia or in the state of New York in relation to the Transaction Documents or this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

(w)	no forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Time of Sale Information or the Other Materials has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith and, on and as of the date of the Prospectus and the Closing Date, no forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus will have been made or reaffirmed without a reasonable basis or will have been disclosed other than in good faith;

(x)	MLPL has provided a written representation (the “17g-5 Representation”) to each NRSRO hired by the Macquarie Parties to rate the Notes (the “Rating Agencies”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act;

(y)

it has complied with the 17g-5 Representation (other than any breach of the 17g- 5 Representation that would not have a material adverse effect on the Notes or the rating of the Notes); provided, that no representation is made with respect to any breach of the 17g-5 Representation arising from a breach by any Underwriter of its obligations under Section 4(h). Each of the Macquarie Parties, severally and not jointly, will be fully responsible and liable to the Underwriters for full compliance with the 17g-5 Representation, including for posting on the applicable internet web site all Rating Agency Information communicated by Macquarie

Bank Limited, or in the case of the Manager any subsidiary of Macquarie Bank Limited; provided, that the Macquarie Parties will not be responsible or liable for any breach of the 17g-5 Representation arising from a breach by any Underwriter of its obligations under Section 4(h). Each of the Macquarie Parties has authorized Macquarie Group Limited’s Group Treasury division to have communications on behalf of it with NRSROs relating to Rating Agency Information. No other affiliate of the Macquarie Parties has authority to act on behalf of the Macquarie Parties with respect to the matters relating to the 17g-5 Representation. The Macquarie Parties have not provided Rating Agency Information to any affiliate other than Macquarie Bank Limited;

(z)	it has complied with Rule 193 under the Act in connection with the offering of the Notes;

(aa)	the documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, provided that MLPL makes no representation or warranty regarding any documents incorporated by reference in the Registration Statement or the Prospectus under the section [“The Currency Swaps and the Fixed Rate Swap – The Currency Swaps – The Currency Swap Provider”]. When the Note Trust Deed is executed by all the parties thereto, it will conform in all material respects with the requirements of the Trust Indenture Act, and at all times thereafter will be duly qualified under the Trust Indenture Act;

(bb)	MLPL has satisfied all of its obligations under the Exchange Act and is eligible for use of Form SF-3 under the Act;

(cc)	as of the Time of Sale, MLPL was not, and as of the Closing Date is not, an “ineligible issuer”, as defined in Rule 405 under the Act;

(dd)	MLPL has filed or will file the Preliminary Prospectus, each Free Writing Prospectus and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.

(ee)	No written information relating to the US$ Notes or the offering thereof has been delivered by it to potential investors in connection with the offering of the US$ Notes prior to the date hereof other than the Time of Sale Information (and any amendments and supplements thereto prepared by the Macquarie Parties), the Prospectus (and any amendments or supplements thereto prepared by the Macquarie Parties) and the Other Materials and such other materials agreed to in writing by the Underwriters.

(ff)	Neither MLPL nor the Manager has engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) or obtained any “third-party due diligence report” (as defined in Rule 15Ga-2(d) under the Exchange Act) relating to the US$ Notes other than an independent public accounting firm acceptable to the Representative (the “Accounting Firm”), and the only report generated as a result of such engagement is the report of the Accounting Firm, dated [●], 20[●] (the “Accounting Firm’s Report”), a copy of which has been made available to the Underwriters prior to the furnishing of such report on EDGAR. The Accounting Firm’s Report is, as among the parties to this Agreement, deemed to have been obtained by MLPL pursuant to Rule 15Ga-2 and Rule 17g-10 of the Exchange Act. MLPL has complied with Rule 15Ga-2 under the Exchange Act with respect to any reports generated as a result of any engagement on behalf of MLPL or the Manager pursuant to Rules 15Ga-2 and 17g-10 under the Exchange Act, other than any breach arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 4(k) of this Agreement.

6.	Covenants and Agreements by the Manager, MLPL and the Issuer Trustee.

I.	Each of MLPL and the Manager covenants and agrees with each of the several Underwriters as follows:

(a)	If filing of any Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any portion thereof is required under the Act (including, without limitation, Rule 424(b) or Rule 433 of the Commission), to file such Free Writing Prospectus, Preliminary Prospectus or Prospectus, properly completed, and any supplement thereto, pursuant to the Act (including, without limitation, Rule 424(b) or Rule 433, as applicable), within the prescribed time period and to furnish copies of any Free Writing Prospectus, the Preliminary Prospectus and the Prospectus to the Underwriters, provided that the distribution of such copies shall be at the Underwriters’ expense, in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)	To deliver, at the expense of MLPL, to the Representative upon its request up to 5 signed copies of the Registration Statement and each post-effective amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and each post-effective amendment thereto, in each case without exhibits and, during the period of 90 days following the first date of public offering of the US$ Notes, to each of the Underwriters, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request, provided that the distribution of such copies shall be at the Underwriter’s expense.

(c)

Subject to Section 4, each of the Manager and MLPL hereby (A) authorizes the Underwriters to distribute copies of the Prospectus and any amended Prospectus or supplement to the Prospectus in accordance with the provisions of Section 4 hereof, (B) acknowledges that copies of the Time of Sale Information have already been distributed by the Underwriters with the consent of the Manager and MLPL [and (C) acknowledges that copies of the materials set forth in Schedule IV hereto (the “Other Materials”) have already been distributed by the Underwriters with the consent of the Manager and MLPL][1].

(d)	For the period of 90 days following the Time of Sale, before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects.

(e)	If, at any time after the Closing Date and prior to the earlier of 90 days following the first resale of any US$ Notes by the Underwriters hereunder or the completion of the initial distribution of the US$ Notes by the Underwriters hereunder, either the Manager or MLPL becomes aware of the occurrence of any event as a result of which the Prospectus or Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with any applicable law, the Manager or MLPL, as the case may be, will promptly notify the Underwriters of such event and will promptly prepare, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(f)	So long as the US$ Notes are outstanding or until such time as the Representative advises MLPL that the Underwriters have ceased to maintain a secondary market in the US$ Notes, whichever occurs first, MLPL agrees that it will furnish to the Underwriters, to the extent not otherwise available from any publicly available source, (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant’s audit report on the financial statements furnished to the Issuer Trustee pursuant to the Transaction Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Transaction Documents applicable to the Trust, (iii) on each day preceding a Distribution Date (as defined in the Series Supplement) or as soon thereafter as practicable, notice by email or facsimile to the Underwriters of the Note Factor (as defined in the note conditions set out in Schedule 7 of the US$ Note Trust Deed, the “Note Conditions”), (iv) copies of all reports or other communications (financial or other) furnished to holders of the US$ Notes, and (v) from time to time such other information concerning the Trust, the Manager and/or MLPL as the Underwriters may reasonably request.

[1]	Underwriters to confirm whether any “Other Materials” will be provided to investors other than as a fee writing prospectus.

(g)	To the extent, if any, that the ratings provided with respect to the US$ Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Manager or MLPL, each of the Manager and MLPL shall use its reasonable efforts to furnish such documents and take any other such action.

(h)	Each of the Manager and MLPL will, upon reasonable request, assist the Underwriters to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the US$ Notes and related matters.

(i)	Each of MLPL and the Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the US$ Notes not being assigned the ratings referred to in Section 7(n) below.

(j)	The Manager will cause the security interest created by or contained in the Master Security Trust Deed and the General Security Deed to be perfected by registration on the PPS Register.

(k)	Each of MLPL and the Manager agrees that it will comply with all laws, regulations and orders of Governmental Agencies (as defined in the Master Trust Deed) binding on it where a breach may have a material adverse effect on the performance by it of its obligations under this Agreement.

(l)	Each of MLPL and the Manager agrees to notify the Issuer Trustee and the Underwriters immediately upon it becoming actually aware of any condition, event or act which with the giving of notice and/or the lapse of time and/or any determination or certification would constitute a material breach of any Transaction Document or this Agreement or an Event of Default (as defined in the Master Security Trust Deed as modified by the General Security Deed).

(m)	Each of MLPL and the Manager agrees to notify each Underwriter promptly of any act, condition, matter or thing of which it becomes aware prior to the Closing Date which would render its representations and warranties set forth in Section 5(II) untrue or inaccurate in any material respect if the same were made or repeated with reference to the facts and circumstances then existing.

(n)

Without the prior written consent of the Underwriters, none of the Macquarie Parties shall, and shall not direct the Issuer Trustee to, and each of the Macquarie Parties shall cause their affiliates not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued by Issuer Trust under the SMART Securitization Program or any asset-backed securities backed by hire purchase receivables, lease contract receivables, loan contract receivables, and related rights under bills of sale or chattel mortgages relating to vehicles originated by MLPL (other than the Notes or under any warehouse trust or facility), in the United States for a period of 60 days from the date of the Prospectus.

(o)	None of the Macquarie Parties shall, and each of the Macquarie Parties shall cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the US$ Notes.

(p)	Each of the Macquarie Parties shall do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and each of the Macquarie Parties shall use its best efforts to satisfy all conditions precedent on its part to the delivery of the US$ Notes.

(q)	Each of the Macquarie Parties acknowledges that no written information relating to the US$ Notes or the offering thereof may be delivered to potential investors in connection with the offering of the US$ Notes other than the Time of Sale Information (and any amendments and supplements thereto prepared by the Macquarie Parties), the Prospectus (and any amendments or supplements thereto prepared by the Macquarie Parties) or the Other Materials or such other materials agreed to in writing by the Underwriters.

(r)	Each of the Macquarie Parties will comply with the 17g-5 Representation (other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes or the rating of the Notes); provided, that no representation is made with respect to any breach arising from a breach by any Underwriter of its obligations under Section 4(h). Each of the Macquarie Parties, severally and not jointly, will be fully responsible and liable to the Underwriters for full compliance with the 17g-5 Representation, including for posting on the applicable internet web site all Rating Agency Information communicated by Macquarie Bank Limited; or, in the case of the Manager only, any subsidiary of Macquarie Bank Limited, provided that the Macquarie Parties will not be responsible or liable for any breach of the 17g-5 Representation arising from a breach by any Underwriter of its obligations under Section 4(h). Each Macquarie Party has authorized Macquarie Group Limited’s Group Treasury division to have communications on behalf of it with NRSROs relating to Rating Agency Information. No other affiliate of the Macquarie Parties has authority to act on behalf of the Macquarie Parties with respect to the matters relating to the 17g-5 Representation and the Macquarie Parties will not authorize any other affiliate to so act. The Macquarie Parties have not provided and will not provide Rating Agency Information to any affiliate other than Macquarie Bank Limited.

(s)	MLPL shall file with the Commission, within the applicable period of time required under the Act and the rules and regulations of the Commission thereunder, any Free Writing Prospectus delivered to investors in accordance with this Section, that MLPL is required to file under the Act and the rules and regulations of the commission thereunder.

II.	The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the Macquarie Parties as follows:

(a)	to use the net proceeds received by the Issuer Trustee from the sale of the US$ Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(b)	to notify the Underwriters and the Macquarie Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

(c)	to use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in Section 7 below and, in particular, the Issuer Trustee shall execute those of the Transaction Documents not executed on the date hereof on or before the Closing Date;

(d)	to perform all of its obligations under each of the Transaction Documents to which it is a party which are required to be performed prior to or simultaneously with the closing on the Closing Date;

(e)	not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the US$ Notes not being assigned the ratings referred to in Section 7(n) below;

(f)	not, prior to or on the Closing Date, to amend the terms of any Transaction Document nor execute any of the Transaction Documents other than in the agreed form without the consent of the Underwriters;

(g)	subject to any applicable law, to give to the Underwriters any other information that the Underwriters reasonably request from time to time in respect of the Trust or the Transaction Documents and which the Underwriters have been unable to obtain from MLPL or the Manager;

(h)	to comply with all laws, regulations and orders of Governmental Agencies binding on it where a breach may have a material adverse effect on the performance by it of its obligations under this Agreement;

(i)	To the extent, if any, that the ratings provided with respect to the US$ Notes by any Rating Agency are conditional upon the furnishing of documents or the taking of any other action by the Issuer Trustee, the Issuer Trustee shall use its reasonable efforts to furnish such documents and take any other such action;

(j)	The Issuer Trustee shall not, and shall cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the US$ Notes;

(k)	The Issuer Trustee shall do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and the Issuer Trustee shall use its reasonable efforts to satisfy all conditions precedent on its part to the delivery of the US$ Notes;

(l)	The Issuer Trustee acknowledges that no written information relating to the US$ Notes or the offering thereof may be delivered to potential investors in connection with the offering of the US$ Notes other than the Time of Sale Information (and any amendments and supplements thereto prepared by the Macquarie Parties), the Prospectus (and any amendments or supplements thereto prepared by the Macquarie Parties) or the Other Materials or such other materials agreed to in writing by the Underwriters; and

(m)	Without the prior written consent of the Underwriters, the Issuer Trustee shall not and the Issuer Trustee shall cause its affiliates not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued by Issuer Trust under the SMART Securitization Program or any asset-backed securities backed by hire purchase receivables, lease contract receivables, loan contract receivables, and related rights under bills of sale or chattel mortgages relating to vehicles originated by MLPL (other than the Notes or under any warehouse trust or facility), in the United States for a period of 60 days from the date of the Prospectus.

7.	Conditions to the Obligations of the Underwriters.

The several obligations of the Underwriters hereunder are subject to the performance by the Macquarie Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions:

(a)	the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Act, such post-effective amendment shall have become effective, not later than 5:00 p.m., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(I)(a) hereof; and all requests for additional information by the Representative with respect thereto shall have been complied with to the satisfaction of the Representative;

(b)

the representations and warranties of each of the Macquarie Parties and the Issuer Trustee contained herein are true and correct on and as of the Closing Date, the representations and warranties of the Macquarie Parties in the Transaction Documents are true and correct as of the dates as of which they are made therein and each Macquarie Party and the Issuer Trustee shall have complied with all material agreements and all material conditions on its part to be performed or satisfied hereunder and under the Transaction Documents at or prior to the Closing Date;

(c)	since the respective dates as of which information is provided in the Time of Sale Information, the Other Materials and the Prospectus, there shall not have been any material adverse change, or any development involving a likely material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of any Macquarie Party or Macquarie Bank, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information, the Other Materials and the Prospectus, the effect of which in the reasonable judgment of any of the Underwriters makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the US$ Notes on the terms and in the manner contemplated in the Prospectus;

(d)	the Underwriters shall have received on and as of the Closing Date a certificate of an executive officer of each Macquarie Party, with specific knowledge about financial matters of such Macquarie Party substantially in the forms attached hereto as Schedule VI;

(e)	Allen & Overy, Australian counsel for the Macquarie Parties, shall have furnished to the Underwriters their written opinion, dated on or prior to the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(f)	the Underwriters on or prior to the Closing Date shall have received letters, dated the date thereof, from (i) the Accounting Firm, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, confirming that they are independent of Macquarie Group Limited in accordance with the requirements of the Corporations Act 2001 and the Accounting Professional Ethics Standards Board’s APES 110 “Code of Ethics for Professional Accountants” and stating in effect that they have determined that certain information of an accounting, financial or statistical nature set forth in the Offering Document (and any amendments thereto prepared by the Macquarie Parties) agrees with the accounting records of the Manager and MLPL, excluding any questions of legal interpretation, and (ii) the Accounting Firm, in form and substance satisfactory to the Underwriters, stating in effect that they have performed certain specified proceedings with respect to the SMART Receivables;

(g)	[●], special United States counsel to the Underwriters, shall have furnished to the Underwriters their negative assurance letter, dated the Closing Date, with respect to the Prospectus and Time of Sale Information, and such counsel shall have received such papers and information as they may reasonably request to enable them to deliver such negative assurance letter;

(h)	Mayer Brown LLP, United States counsel for the Macquarie Parties, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(i)	Mayer Brown LLP, United States counsel to the Macquarie Parties, shall have furnished to the Underwriters their negative assurance letter, dated the Closing Date, with respect to the Prospectus and Time of Sale Information, and such counsel shall have received such papers and information as they may reasonably request to enable them to deliver such negative assurance letter;

(j)	[Minter Ellison], counsel for the Issuer Trustee and the Security Trustee, shall have furnished to the Underwriters their written opinion, dated on or prior to the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(k)	[Emmet, Marvin & Martin, LLP], counsel for the US$ Note Trustee, shall have furnished to the Underwriters their written opinion regarding certain matters concerning the US$ Note Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(l)	[●], counsel for the Currency Swap Counterparty, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(m)	The Underwriters shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters;

(n)	As of the Closing Date, the US$ Notes shall be rated by the Rating Agencies as set forth in the Ratings Free Writing Prospectus, such ratings shall not have been rescinded and no public announcement shall have been made by any Rating Agency that the rating of any Class of US$ Notes has been placed under review;

(o)	The execution and delivery by all parties thereto of the Transaction Documents on or prior to the Closing Date;

(p)	MLPL or its affiliate shall have purchased and paid for each of the Other Notes;

(q)	If this Agreement is executed under a power of attorney by the Issuer Trustee or by the Manager, the Underwriters shall have received a certified copy of each of such power of attorney; and

(r)	The Underwriters shall have received evidence that each of the conditions precedent to the issuance of the US$ Notes set forth in any of the Transaction Documents has been satisfied.

8.	Indemnification and Contribution.

(a)

Each of the Macquarie Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter and its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses in connection with any suit, action or proceeding or any claim asserted) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto prepared by the Macquarie Parties, the Other Materials or the Time of Sale Information, or any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement, or any amendment or supplement thereto prepared by the Macquarie Parties, or caused by any omission or alleged omission to state in any of the Registration Statement, the Prospectus, the Other Materials or the Time of Sale Information or any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement (taken together with the Time of Sale Information) a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the Macquarie Parties will be liable in any such case to the extent that any such loss, claim, damage or liability is caused by an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Excluded Information (as defined below) and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Registration Statement (or any amendment or supplement thereto prepared by the Macquarie Parties), the Time of Sale Information (or any amendment or supplement thereto prepared by the Macquarie Parties) or the Prospectus (or any amendment or supplement thereto prepared by the Macquarie Parties), as applicable, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter, to the extent that the Time of Sale Information (and any amendments or supplements thereto prepared by the Macquarie Parties) and the Prospectus (and any amendments or supplements thereto) were required to be delivered to the applicable purchaser of US$ Notes pursuant to Section 4(g) in connection with such purchase and any such loss, claim, damage or liability of any Underwriter to such purchaser of US$ Notes results from the fact that there was not sent or given to such purchaser of

US$ Notes a copy of the Time of Sale Information (and any amendments or supplements thereto prepared by the Macquarie Parties) and the Prospectus (and any amendments or supplements thereto prepared by the Macquarie Parties) in each case, in accordance with the delivery requirements set forth in Section 4(g), if the Manager had previously furnished copies thereof to such Underwriter prior to the time such Underwriter was required to deliver the Time of Sale Information (and any amendments or supplements thereto prepared by the Macquarie Parties) or the Prospectus (and any amendments or supplements thereto prepared by the Macquarie Parties), as applicable, pursuant to Section 4(g).

(b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuer Trustee and each of the Macquarie Parties, and their respective directors and officers who have prepared and will prepare the Time of Sale Information and the Prospectus, and each person that controls any of the Issuer Trustee or the Macquarie Parties within the meaning of Section 15 of the Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Macquarie Parties to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuer Trustee or a Macquarie Party in writing by such Underwriter directly or through the Representative expressly for use in the Time of Sale Information and Prospectus, or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information encircled in the pages attached hereto as Schedule V (the “Excluded Information”).

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsections (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter and such control persons of any of the Underwriters shall be designated in writing by the Underwriters and any such separate firm for the Macquarie Parties, the Issuer Trustee, any of their respective directors and officers who have prepared or will prepare the Prospectus and any such control persons of any of the Macquarie Parties shall be designated in writing by the Manager. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such Indemnified Person, and (ii) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d)

If the indemnification provided for in subsections (a) or (b) above is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Macquarie Parties and the Issuer Trustee on the one hand, and the Underwriters on the other, from the offering of the US$ Notes, and (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Macquarie Parties and the Issuer Trustee on the one hand, and of the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Macquarie Parties and the Issuer Trustee on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Macquarie Parties and the Issuer Trustee, on the one

hand, and the total discounts, commissions and fees received by the Underwriters with respect to the US$ Notes purchased pursuant to this Agreement, on the other hand, respectively bear to the total gross proceeds from the sale of the US$ Notes pursuant to this Agreement. The relative fault of the Macquarie Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Macquarie Parties or the Issuer Trustee or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Macquarie Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts, commissions and fees received by such Underwriter exceed the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the US$ Notes set forth opposite their names in Schedule I hereto, and not joint.

(e)	The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Macquarie Parties, the Issuer Trustee and the Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Macquarie Parties or the Issuer Trustee, its officers or directors or any other person controlling the Macquarie Parties or the Issuer Trustee and (iii) acceptance of and payment for any of the US$ Notes.

(f)

Notwithstanding the foregoing, the failure by any Indemnified Person to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability which it may have under this Section 8 to such Indemnified Person, except to the extent that it has been prejudiced in any material respect by such failure, and provided that the failure by any Indemnified Person to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability which it may have otherwise than under this Section 8.

(g)	The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9.	Termination.

Notwithstanding anything herein contained, this Agreement, other than provisions hereof which by the terms hereof survive the termination hereof, may be terminated in the absolute discretion of any of the Underwriters, by notice given to the Manager, if (A) the Closing Date has not occurred on or prior to [●], 20[●], or (B) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or minimum prices have been set for trading on such exchange, (ii) trading of any securities of or guaranteed by any of Macquarie Bank, the Macquarie Parties or the Issuer Trustee shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney, Australia or London, England shall have been declared by either United States federal, New York State, Commonwealth of Australia, New South Wales State or related United Kingdom authorities or any other material disruption in commercial banking, securities settlement or clearing services shall have occurred in the United States or Australia, (iv) in the reasonable opinion of any Underwriter there has occurred a change, or any development involving a prospective change, in or affecting the business or properties of any of the Macquarie Parties or Australian, United States or international financial, political (including without limitation any outbreak or escalation of hostilities or any declaration of national emergency or war by the United States or Australia) or economic conditions or currency exchange rates or exchange controls as would be likely to materially impair the investment quality of the US$ Notes or makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the US$ Notes on the terms and in the manner contemplated in the Time of Sale Information and Prospectus.

10.	Effectiveness of Agreement; Default of Underwriters.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase US$ Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the US$ Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the US$ Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of the US$ Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of US$ Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the US$ Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of the US$ Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of US$ Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase US$ Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of US$ Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of US$ Notes to be purchased on such date, and arrangements satisfactory to the Underwriters and the Manager for the purchase of such US$ Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, MLPL or the Manager. In any such case either the Issuer Trustee, MLPL or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.	Expenses.

MLPL agrees and in each case whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated pursuant to Section 9 or otherwise (except in relation to a material breach of this Agreement by an Underwriter that causes the failure of the consummation of the transactions contemplated herein), to: (i) pay all fees, costs and expenses incident to the performance of its obligations hereunder, including, without limitation, rating agency fees, auditor fees and printer fees, (ii) reimburse each Underwriter and their respective affiliates promptly upon request for all reasonable out-of-pocket costs and expenses incurred by such Underwriter or its affiliates in connection with this Agreement or the transactions contemplated hereby, including without limitation travel expenses, printing costs, rating agency fees, and the reasonable fees and disbursements of counsel to the Underwriters; provided that such amounts have been agreed by MLPL and any such payments shall be made without prejudice to the rights or remedies of MLPL or the Manager, as applicable, related to any termination of this Agreement and (iii) pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of the Transaction Documents or in connection with the issue and distribution of the US$ Notes or the enforcement or delivery of this Agreement. This Section 11 shall survive the termination of this Agreement.

12.	Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

Each of the Macquarie Parties and the Issuer Trustee and each of the Underwriters hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Macquarie Parties irrevocably appoints Macquarie CAF Holding, Inc., Level 18, 125 West 55th Street, New York, New York 10019, Attention: Company Secretary – Corporate Governance Division, and the Issuer Trustee irrevocably appoints CT Corporation, 111 Eighth Avenue, New York, New York 10011, to act as authorized agents for the Macquarie Parties and the Issuer Trustee, respectively, in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service or process upon such agent, and written notice of said service to it by the person servicing the same to the address provided in Section 19, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Macquarie Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the US$ Notes remain outstanding.

The obligation of any of the Macquarie Parties or the Issuer Trustee in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Macquarie Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

13.	Foreign Taxes.

Unless expressly provided otherwise herein or in the Transaction Documents, all payments to be made by the Issuer Trustee and the Macquarie Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such Macquarie Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such Macquarie Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

14.	Waiver of Immunities.

To the extent that any of the Issuer Trustee or any of the Macquarie Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter arising out of this Agreement, the Issuer Trustee and each of the Macquarie Parties, as applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

15.	Judgment Currency.

If any judgment or order in any legal proceeding against any of the Issuer Trustee or any of the Macquarie Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and there is any variation as between (i) the rate of exchange (the “Judgment Rate”) at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the “Market Rate”) at which the person to whom such amounts is paid (the “Payee”) is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the Macquarie Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the Macquarie Parties, as applicable. The foregoing indemnity shall constitute separate and independent obligations of the Issuer Trustee and the Macquarie Parties or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate or exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16.	Computational Materials, ABS Informational Materials and Electronic Copy of Preliminary Prospectus.

Other than the Preliminary Prospectus, the Other Materials and the Prospectus, each Underwriter severally represents, warrants and agrees with MLPL and the Manager that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the US$ Notes, including, but not limited to, any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of MLPL and the Manager; provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of MLPL, the Manager or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Act) in the form of (i) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission or (ii) other written communication containing no more than the following: (a) information contemplated by Rule 134 under the Act, (b) information included in the Preliminary Prospectus or the Prospectus, and (c) a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes. MLPL and the Manager each authorize each Underwriter to transmit by graphic means any “road show” (as defined under Rule 433(h) under the Act) in which representatives of MLPL or the Manager participate. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

17.	Certain Matters Relating to the Issuer Trustee.

The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. Any liability arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets of the Trust out of which the Issuer Trustee is actually indemnified for such liability. This limitation of the Issuer Trustee’s liability described in this Section applies despite any other provision of this Agreement to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

(a)	The parties other than the Issuer Trustee may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to the assets of the Trust) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Trust).

(b)	The provisions of this Section 17 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the US$ Note Trust Deed, this Agreement or any other Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee’s indemnification or exoneration out of the assets of the Trust as a result of the Issuer Trustee’s fraud, negligence or willful default.

(c)	It is acknowledged that the Relevant Parties (as defined in the Series Supplement) are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraudulent, negligent or a willful default for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed in good faith and with due care who provides services in respect of the Trust to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether the act or omission is purported to be on behalf of the Issuer Trustee.

(d)	No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of the Issuer Trustee in a way that exposes the Issuer Trustee to any liability in excess of that contemplated in this Section 17, and no act or omission of any such person appointed in good faith and with due care will be considered the Issuer Trustee’s fraud, negligence or willful default.

(e)	The Issuer Trustee is not obligated to do anything or refrain from doing anything under or in connection with this Agreement (including incur a liability) unless the Issuer Trustee’s liability is limited in the same manner as set out in this Section 17.

18.	Successors.

This Agreement shall inure to the benefit of and be binding upon the Macquarie Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter, any controlling persons referred to herein and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of US$ Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase. The respective rights and obligations of the parties hereto may not be assigned except with the prior written consent of the other parties.

19.	Actions by Representative; Notices.

Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon and enforceable against the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at:

[●]

[●]

[●]

Attention: [●]

Email: [●]

[●]

[●]

[●]

Attention: [●]

Email: [●]

[●]

[●]

[●]

Attention: [●]

Email: [●]

[●]

[●]

[●]

Attention: [●]

Email: [●]

Notices to the Manager shall be given to it at Macquarie Securities Management Pty Limited, Level 1, No. 50 Martin Place, Sydney, NSW 2000, Australia, Facsimile: +61 2 8232 8344, Attention: Division Director, Debt Markets; to the Issuer Trustee shall be given to it at Perpetual Trustee Company Limited, Level 12, 123 Pitt Street, Sydney NSW 2095 Australia, Facsimile: +61 2 8256 1424, Attention: Manager, Transaction Manager, email: SecuritisationOps@perpetual.com.au; and notices to MLPL shall be given to it at Level 3, 9 Hunter St., Sydney, NSW 2000, Australia, Facsimile: +61 2 8232 9929 Attention: Managing Director.

20.	Absence of Fiduciary Relationship.

Each of the Macquarie Parties and the Issuer Trustee acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to each of the Issuer Trustee and each of the Macquarie Parties with respect to the offering of the US$ Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer Trustee, any of the Macquarie Parties or any other person. Additionally, no Underwriter is advising the Issuer Trustee, any Macquarie Party or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Issuer Trustee and each Macquarie Party shall consult with its own respective advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer Trustee or any of the Macquarie Parties with respect thereto. Any review by the Underwriters of the Issuer Trustee or any of the Macquarie Party, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer Trustee or any Macquarie Party.

21.	Counterparts.

This Agreement may be signed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

22.	Investment in the US$ Notes.

Each party acknowledges that investments in the US$ Notes are not deposits with, or other liabilities of, Macquarie Bank or its affiliates and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. None of the Macquarie Parties, Macquarie Bank, or any other party listed on Schedule III hereto guarantees any particular rate of return on, the performance of, or the repayment of principal invested in, the US$ Notes.

23.	Amendments; Waivers.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any waiver of any provision hereof shall be effective only in the specific instance and for the purpose for which given.

24.	Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25.	Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

26.	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

27.	WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

Very truly yours,

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

By:

Name:
Title:

PERPETUAL TRUSTEE COMPANY LIMITED

By:

Name:
Title:

By:

Name:
Title:

MACQUARIE LEASING PTY LIMITED

By:

Name:
Title:

S-1	US$ Underwriting Agreement

Accepted as of the date first above written.

[●], as Underwriter and as Representative of the Underwriters

By:

Name:
Title:

S-2	US$ Underwriting Agreement

SCHEDULE I

PURCHASER

	Class A-1			Class A-2a		Class A-2b			Class A-3a			Class A-3b
[●]	$	[	●]	[	●]	$	[	●]	$	[	●]	$	[	●]
[●]	$	[	●]	[	●]	$	[	●]	$	[	●]	$	[	●]
[●]	$	[	●]	[	●]	$	[	●]	$	[	●]	$	[	●]
[●]	$	[	●]	[	●]	$	[	●]	$			$	[	●]
Total	$	[	●]	[	●]	$	[	●]	$	[	●]	$	[	●]

Schedule I-1

SCHEDULE II

List of Section 128F(9) Associates of the Issuer Trustee

[●]

[●]

[●]

Schedule II-1

SCHEDULE III

List of Section 128F(9) Associates of the Macquarie Parties and Macquarie Bank

(see attached)

Schedule III-1

SCHEDULE IV

OTHER MATERIALS

The “Other Materials” are limited to the materials attached to this Schedule IV.

[●]

Schedule IV-1

SCHEDULE V

EXCLUDED INFORMATION

Excluded Information consists of the items encircled in the attached pages from the Prospectus.

(see attached)

Schedule V-1

SCHEDULE VI

FORM OF OFFICER’S CERTIFICATES

MACQUARIE LEASING PTY LIMITED

OFFICER’S CERTIFICATE

[                    ], 20[    ]

Reference is made to the US$ Underwriting Agreement, dated [                    ], 20[    ] (the “Underwriting Agreement”) among (i) Perpetual Trustee Company Limited in its capacity as trustee of the SMART ABS Series 20[●]-[●]US Trust (the “Issuer Trustee”); (ii) Macquarie Securities Management Pty Limited (the “Manager”); (iii) Macquarie Leasing Pty Limited (“MLPL”); and (iv) [            ], as Underwriter and as Representative of [            ],[            ], and [            ] as the several Underwriters. Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

The undersigned, [●], in [his][her] capacity as [●] of MLPL, and not in [his][her] personal capacity, hereby certifies that [he][she] has reviewed the Underwriting Agreement, the Time of Sale Information, the Other Materials and the Prospectus and that in relation to MLPL:

(a)	the representations and warranties of MLPL contained in the Underwriting Agreement are true and correct on and as of the Closing Date, the representations and warranties of MLPL in the Transaction Documents are true and correct as of the dates as of which they are made therein and MLPL shall have complied with all material agreements and all material conditions on its part to be performed or satisfied hereunder and under the Transaction Documents at or prior to the Closing Date;

(b)	since the respective dates as of which information is provided in the Time of Sale Information, the Other Materials and the Prospectus, there has not been any material adverse change or any development involving a likely material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of MLPL or Macquarie Bank Limited, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information, the Other Materials and the Prospectus.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Schedule VI-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

SIGNED BY:

Name:
Title:

Schedule VI-2

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

OFFICER’S CERTIFICATE

[                    ], 20[    ]

Reference is made to the US$ Underwriting Agreement, dated [                    ], 20[    ] (the “Underwriting Agreement”) among (i) Perpetual Trustee Company Limited in its capacity as trustee of the SMART ABS Series 20[●]-[●]US Trust (the “Issuer Trustee”); (ii) Macquarie Securities Management Pty Limited (the “Manager”); (iii) Macquarie Leasing Pty Limited (“MLPL”); and (iv) [            ], as Underwriter and as Representative of [            ],[            ] and [            ] as the several Underwriters. Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

The undersigned, [●], in [his][her] capacity as [●] of the Manager, and not in [his][her] personal capacity, hereby certifies that [he][she] has reviewed the Underwriting Agreement, the Time of Sale Information, the Other Materials and the Prospectus and that in relation to the Manager:

(a)	the representations and warranties of the Manager contained in the Underwriting Agreement are true and correct on and as of the Closing Date, the representations and warranties of the Manager in the Transaction Documents are true and correct as of the dates as of which they are made therein and the Manager shall have complied with all material agreements and all material conditions on its part to be performed or satisfied hereunder and under the Transaction Documents at or prior to the Closing Date;

(b)	since the respective dates as of which information is provided in the Time of Sale Information, the Other Materials and the Prospectus, there has not been any material adverse change or any development involving a likely material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Manager or Macquarie Bank Limited, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information, the Other Materials and the Prospectus.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Schedule VI-3

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

SIGNED BY:

Name:
Title:

Schedule VI-4

SCHEDULE VII

RATING AGENCY INFORMATION

[●]

Schedule VII-1

SCHEDULE VIII

SELLING CONCESSIONS AND REALLOWANCE DISCOUNTS

	Selling Concessions		Reallowance Discount
Class A-1 Notes	[	●]%	[	●]%
Class A-2a Notes	[	●]%	[	●]%
Class A-2b Notes	[	●]%	[	●]%
Class A-3a Notes	[	●]%	[	●]%
Class A-3b Notes	[	●]%	[	●]%

Schedule VIII-1

Table of Contents

1.	PURCHASE AND SALE	4

2.	OFFERING	5

3.	DELIVERY AND PAYMENT	5

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS BY UNDERWRITERS	6

5.	REPRESENTATIONS AND WARRANTIES OF THE MACQUARIE PARTIES AND THE ISSUER TRUSTEE	9

6.	COVENANTS AND AGREEMENTS BY THE MANAGER, MLPL AND THE ISSUER TRUSTEE	19

7.	CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS	24

8.	INDEMNIFICATION AND CONTRIBUTION	27

9.	TERMINATION	31

10.	EFFECTIVENESS OF AGREEMENT; DEFAULT OF UNDERWRITERS	31

11.	EXPENSES	32

12.	CONSENT TO JURISDICTION; APPOINTMENT OF AGENT TO ACCEPT SERVICE OF PROCESS	32

13.	FOREIGN TAXES	33

14.	WAIVER OF IMMUNITIES	33

15.	JUDGMENT CURRENCY	33

16.	COMPUTATIONAL MATERIALS, ABS INFORMATIONAL MATERIALS AND ELECTRONIC COPY OF PRELIMINARY PROSPECTUS	34

17.	CERTAIN MATTERS RELATING TO THE ISSUER TRUSTEE	35

18.	SUCCESSORS	36

19.	ACTIONS BY REPRESENTATIVE; NOTICES	36

20.	ABSENCE OF FIDUCIARY RELATIONSHIP	37

21.	COUNTERPARTS	37

22.	INVESTMENT IN THE US$ NOTES	37

23.	AMENDMENTS; WAIVERS	37

24.	HEADINGS	38

25.	SEVERABILITY	38

26.	GOVERNING LAW	38

27.	WAIVER OF JURY TRIAL	38

-i-

Schedule I	Purchase Commitments
Schedule II	List of Section 128F(9) Associates of the Issuer Trustee
Schedule III	List of Section 128F(9) Associates of the Macquarie Parties
Schedule IV	Other Materials
Schedule V	Excluded Information
Schedule VI	Forms of Officer’s Certificates
Schedule VII	Rating Agency Information
Schedule VIII	Selling Concessions and Reallowance Discounts

-ii-